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                              EMPLOYMENT AGREEMENT



     This Agreement is entered into as of April 25, 1995 by Molecular Biosystems, Inc., a Delaware corporation ("MBI"), and Kenneth J. Widder, M.D. ("Dr. Widder").

                                    RECITALS

     A. MBI is engaged in the development and commercial distribution of proprietary diagnostic imaging contrast agents. Dr. Widder is an employee of MBI currently serving as its Chairman of the Board and, as such, its Chief Executive Officer.

     B. MBI desires to continue to employ Dr. Widder, and Dr. Widder desires to continue to work for MBI, on the terms of this Agreement.

     Now, therefore, in consideration of their mutual promises, the parties agree as follows:

     1.   DEFINITIONS.  The following terms have these meanings:

     (a)  BOARD means MBI's Board of Directors.

     (b) CHAIRMAN OF THE BOARD means MBI's Chairman of the Board and, as such, CEO, having the powers and duties given to the office of Chairman of the Board by MBI's by-laws, as they may be amended, or assigned to the Chairman by the Board.

     (c)  CEO means MBI's chief executive officer.

     (d)  CEO PERIOD is defined in Paragraph 3(a)(i).

     (e) CHANGE OF CONTROL means an event or the last of a series of related events by which:

          (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) becomes the direct or indirect beneficial owner of more than 50% of MBI's outstanding stock (or of more than 50% of MBI's outstanding voting stock, if and when MBI has more than one class of stock outstanding); OR

          (ii) a majority of the directors on the Board cease to consist of
               (A) directors as of the date of this Agreement and (B) directors whose nomination for election by MBI's stockholders (or whose election by the Board, in case of a vacancy filled by the Board) was approved by a resolution of a majority of directors consisting of directors described in clause (A) and this clause (B).

     (f) COMPETITOR means any corporation, partnership, joint venture or other entity which is

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          engaged in the development or commercial distribution of diagnostic imaging contrast agents anywhere in the world.

     (g)  CONSULTANT PERIOD is defined in Paragraph 3(a)(ii).

     (h) DISABLED means, in reference to Dr. Widder, a physical or mental condition as a result of injury, illness or disease which prevents Dr. Widder from performing substantially all of his duties or from working on a substantially full-time basis.

     (i)  INITIAL TERM is defined in Paragraph 3(a).

     (j) NEW COO means the person hired (or promoted) after the date of this Agreement to serve as MBI's President and, as such, its chief operating officer.

     (k)  RENEWAL YEAR is defined in Paragraph 3(b).

     (l) Section is the symbol for "section" and refers to sections of the Internal Revenue Code of 1986, as amended.

     (m)  TERMINATION AMOUNT is defined in Paragraph 11(b).

     (n) YEAR means the year beginning on April 1 and ending on the following March 31.

     2. DUTIES. Dr. Widder shall have the following duties during the term of this Agreement:

     (a) CEO PERIOD. During the CEO Period, Dr. Widder shall continue to serve as Chairman of the Board and, as such, CEO. Recognizing that a person of the calibre and experience of the person whom MBI hopes to hire as the New COO will want to become CEO at some point (and will want assurances to this effect when hired as COO), Dr. Widder shall work with the New COO, when hired, to prepare him or her to assume the duties of CEO. Dr. Widder shall devote his full business time and efforts to the performance of his duties during the CEO Period.

     (b) CONSULTANT PERIOD. During the Consultant Period, Dr. Widder shall devote his efforts to (i) advising MBI in connection with the identification, acquisition, development and commercial exploitation of new technologies, (ii) advising MBI on strategic business issues as requested by the new CEO or the Board and (iii) performing any other tasks that the Board may assign consistent with Dr. Widder's status as a founder of MBI and its former CEO. If the CEO Period expires on March 31, 1998 without the New COO having been appointed the new CEO, Dr. Widder shall continue to serve as CEO during the Consultant Period for as long as the Board requests and he is willing to serve. Dr. Widder shall devote such of his business time and efforts to the performance of his duties during the Consultant Period as the Board and Dr. Widder agree is appropriate under the circumstances.


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     (c)  DIRECTOR AND CHAIRMAN.  During the Consultant Period, Dr. Widder shall continue to serve as a director of MBI for as long as he is willing to serve and is nominated for re-election by the Board and re-elected to office by MBI's stockholders. While serving as a director, Dr. Widder shall also continue to serve as Chairman of the Board if the Board desires him to continue in this capacity (and if the Board amends
          MBI's by-laws to separate the positions of Chairman of the Board and
          CEO).

     3.   TERM.  The term of this Agreement shall be as follows:

     (a) INITIAL TERM. The initial term of this Agreement (the "Initial Term") shall be six Years, beginning on April 1, 1995 and continuing through March 31, 2001, and shall be divided into two period as follows:

          (i) CEO PERIOD. The first period (the "CEO Period") shall begin on April 1, 1995 and continue through the EARLIER of (A) March 31, 1998 or, if and when the Board has concluded, following consultation with Dr. Widder, that the New COO is qualified and ready to assume all of the duties of CEO, (B) the effective date of the Board's appointment of the New COO as the new CEO.

          (ii) CONSULTANT PERIOD. The second period (the "Consultant Period") shall begin immediately following the expiration of the CEO Period and continue through March 31, 2001.

     (b) AUTOMATIC RENEWAL. This Agreement shall be automatically renewed for successive terms of one Year (a "Renewal Year") starting April 1, 2001.

     (c) DEATH PRIOR TO INITIAL TERM. In the event of Dr. Widder's death on or after the date of this Agreement but prior to the start of the Initial Term, the term of this Agreement shall be considered to have started on the date of this Agreement.

This Agreement shall be subject to termination prior to expiration as provided in Paragraph 10.

     4. SALARY. MBI shall pay Dr. Widder a salary for his services under this Agreement as follows:

     (a) FIRST YEAR. For the first Year during the Initial Term, Dr. Widder's salary shall be $240,000; and

     (b) SUBSEQUENT YEARS. For each subsequent Year during the Initial Term, and for each Renewal Year, if any, Dr. Widder's salary shall be an amount determined by the by the Board's Compensation Committee and reviewed by the full Board, subject to the limitation described in Paragraph 4(c). The Compensation Committee's determination shall taking into account the various factors typically taken into account in determining the salaries of MBI's executive officers, as described in the Compensation


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          Committee's report on executive compensation included in MBI's annual proxy statement.

     (c) FIRST YEAR OF CONSULTANT PERIOD. For the first Year during the Consultant Period (or for the first full Year during the Consultant Period if the Consultant Period starts prior to April 1, 1998), Dr. Widder's salary for the Year shall not be less than his salary for the prior Year.

     5. BONUSES AND STOCK OPTIONS. In addition to Dr. Widder's salary under Paragraph 4, each Year MBI may pay Dr. Widder a cash bonus and award him stock options in amounts and on terms determined by the Board's Compensation Committee and reviewed by the full Board (in the case of any cash bonus). The Compensation Committee's determination shall take into account the various factors typically taken into account in determining cash bonuses and stock option awards to MBI's executive officers, as described in the Compensation Committee's report on executive compensation included in MBI's annual proxy statement.

     6. EARLY VESTING OF STOCK OPTIONS. All stock options under the Molecular Biosystems, Inc. 1993 Stock Option Plan (or any other plan) which Dr. Widder holds at the time shall become fully "vested" (I.E., immediately exercisable) upon the first of the following events to occur: (i) the expiration of the CEO Period; or (ii) prior to the expiration of the CEO Period, (A) the termination of this Agreement pursuant to notice by MBI under Paragraphs 10(a) or 10(b), (B) the termination of this Agreement pursuant to notice by Dr. Widder under Paragraph 10(c) following a Change in Control or (C) Dr. Widder's death, including his death on or after the date of this Agreement but prior to the start of the Initial Term.

     7. FRINGE BENEFITS. During the CEO Period, Dr. Widder shall be entitled to participate in any fringe benefits and perquisites that MBI provides to its senior executive officers in accordance with the plans, policies or informal arrangements under which those benefits and perquisites are provided (but, in any case, his fringe benefits and perquisites shall be no less favorable to him than those provided to the New COO, when hired). During the Consultant Period, Dr. Widder shall be entitled to the same fringe benefits and perquisites that MBI provides to the new CEO.

     8. EXPENSES. MBI shall pay for, or reimburse to Dr. Widder on submission of appropriate supporting documentation, all travel, entertainment and other business expenses that Dr. Widder reasonably incurs in performing his duties under this Agreement.

     9. DISABILITY. If Dr. Widder becomes Disabled, Dr. Widder's salary under Paragraph 4 shall continue while he remains Disabled, up to a maximum of 180 days during any 270-day period, but shall be reduced by the amount of any short-term or long-term disability benefits paid to him while Disabled under any group disability insurance plan that MBI maintains (or any State of California plan to which MBI contributes), except to the extent that those benefits are attributable to premiums paid by Dr. Widder either directly to the insurer, by reimbursement to MBI (other than through payroll deductions) or through payroll deductions under MBI's cafeteria


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plan (or otherwise).

     10. TERMINATION. This Agreement shall terminate prior to its expiration on the occurrence of any one of the following events:

     (a) on notice from MBI to Dr. Widder given at any time when Dr. Widder is not Disabled;

     (b) on notice from MBI to Dr. Widder given at any time when Dr. Widder is Disabled and has been Disabled for at least 180 days during the 270-day period ending on the date MBI's notice;

     (c)  on notice from Dr. Widder to MBI; or

     (d) on Dr. Widder's death (including his death on or after the date of this Agreement but prior to the start of the Initial Term).

The termination of this Agreement pursuant to Paragraphs 10(a), 10(b) or 10(c) shall be effective as of the LATER of (i) the date specified in the terminating party's notice of termination or (ii) 30 days from the date of the recipient's receipt of the notice.

     11. PAYMENTS ON TERMINATION. Upon the termination of this Agreement, MBI shall make the following payments to Dr. Widder (or to his estate):

     (a) ACCRUED SALARY. MBI shall pay Dr. Widder's salary under Paragraph 4 through the effective date of termination of this Agreement.

     (b) TERMINATION PAYMENT. In the following circumstances (and only in the following circumstances, and, in any case, subject to the limitations in Paragraph 11(d)), MBI shall pay an amount (the "Termination Amount") equal to three times the GREATEST of (i) Dr. Widder's salary under Paragraph 4 on the effective date of termination of this Agreement, (ii) Dr. Widder's salary under Paragraph 4 as of the date 60 days prior to the effective date of termination or (iii) Dr. Widder's salary under Paragraph 4(a) for the first Year of the Initial Term (I.E., $240,000):

          (i) this Agreement terminates pursuant to notice by MBI under Paragraphs 10(a) or 10(b);

         (ii) this Agreement terminates pursuant to notice by Dr. Widder under Paragraph 10(c) given at any time during the CEO Period following a Change in Control;

        (iii) this Agreement terminates pursuant to notice by Dr. Widder under Paragraph 10(c) given at any time during the Consultant Period or any Renewal Term; or


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          (iv) this Agreement terminates pursuant to Paragraph 10(d) upon
               Dr. Widder's death.

     (c) MANNER OF PAYMENT. If the Termination Amount is payable under Paragraph 10(b), MBI shall pay the Termination Amount in one of the following two ways as MBI, in its discretion, determines:

          (i) by payment in one lump sum no later than 30 days following the effective date of termination of this Agreement; or

         (ii) by (A) payment of one-half of the Termination Amount in a lump sum no later than 30 days following the effective date of termination of this Agreement and (B) payment of the balance in 18 equal consecutive monthly installments payable on the first day of the month beginning with the second month following the month in which the effective date of termination occurs, together with accrued interest on the unpaid balance (from the effective date of termination) at a fluctuating rate equal at all times to the rate that Security Pacific National Bank announces as its prime or equivalent rate of interest, which shall be payable with each monthly installment of the unpaid balance of the Termination Amount.

     (d) LIMITATIONS. Payment of the Termination Amount shall be subject to the following limitations:

          (i) MBI shall not be required to pay the Termination Amount, or to pay any remaining installments of the Termination Amount, if Dr. Widder violates the restrictions in Paragraph 12 (regardless of whether those restrictions are enforceable against Dr. Widder under applicable law or whether MBI seeks to enforce them against him); and

          (ii) If the Termination Amount is payable by reason of Dr. Widder's termination of this Agreement under Paragraph 10(c) during the CEO Period following a Change in Control, the Termination Amount shall be reduced as necessary so that the present value, as determined in accordance with Section 280G(d)(4), of the sum of (i) the Termination Amount and
               (ii) all other payments, if any, that must be taken into account for purposes of the computation under Section 280G(b)(2)(A)(ii) in respect of Dr. Widder, does not exceed
               2.99 times Dr. Widder's base amount, as "base amount" is defined in Section 280G(b)(3).

     12. NON-COMPETITION. During the term of this Agreement, and for a period of three years following the effective date of termination, Dr. Widder shall not accept employment with a Competitor, or directly or indirectly acquire a financial interest in or render consulting or other services of any kind to a Competitor, unless he first receives a written waiver from MBI. These restrictions shall not prohibit Dr. Widder from owning less than 1% of the outstanding stock of any Competitor whose stock is listed on a national stock exchange or from accepting employment with, acquiring a financial interest of any magnitude in or rendering services of any kind to any


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Competitor which has acquired substantially all of MBI's assets or at least 50%
of its outstanding stock.

     13. NOTICES. Any notice under this Agreement shall be effective only if it is in writing and sent by certified or registered mail, overnight courier service or personal delivery. Any notice to MBI shall be delivered or sent to it at 10030 Barnes Canyon Road, San Diego, California 92121, and any notice to Dr. Widder shall be sent to him at his home address as shown on MBI's payroll records. A notice sent by certified or registered mail shall be considered to have been given and received two business days after being deposited in the mail. A notice sent by overnight courier service or personal delivery shall be considered to have been given and received when actually received by the intended recipient. A party may change its or his address for purposes of this Agreement by giving notice of the change to the other party in accordance with this Paragraph.

     14. ASSIGNMENT. MBI shall not assign this Agreement without Dr. Widder's consent. To the extent permitted by law, Dr. Widder's rights and benefits under this Agreement shall not be subject to voluntary or involuntary assignment or transfer.

     15. ARBITRATION. In the event of any dispute between MBI and Dr. Widder regarding the interpretation or application of any provision of this Agreement, either MBI or Dr. Widder may unilaterally submit the dispute for binding arbitration before the American Arbitration Association in San Diego, California in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys' to the prevailing party, and judgment on the award may be entered in the United States District Court for the Southern District of California or any other court of competent jurisdiction.

     16. SEVERABILITY. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, that provision shall be considered severable from this Agreement, and the remaining provisions of this Agreement shall continue in force.

     17. INTEGRATION. This Agreement represents the entire agreement between MBI and Dr. Widder in respect of its subject matter, and supersedes any and all prior agreements, understandings and promises by either party to the other regarding its subject matter.


     18. AMENDMENT. No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both MBI and Dr. Widder.

     19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

     20. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

     21. PRIOR AGREEMENT. Dr. Widder's Employment Agreement dated March 30, 1981, as


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amended, shall terminate as of April 25, 1995, without the necessity of any further action by either MBI or Dr. Widder.

     22. ARBITRATION. Any controversy or claim arising out of or related to this contract, or the breach thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at such time. Such arbitration to be conducted in San Diego, California. Judgment upon the award rendered by the Arbitrator or Arbitrators may be entered in any Court having jurisdiction.

     23. ATTORNEY FEES. If any party to this agreement resorts to a legal action or arbitration to enforce any provision of this agreement, including an action for declaratory relief, the prevailing party shall be entitled to recover reasonable attorney's fees in addition to any other relief to which he or it may be entitled. This provision applies to the entire agreement.


     In witness, the parties have signed this Agreement.


                                   Molecular Biosystems, Inc.


                                   By  /s/ Charles C. Edwards     5/5/95
                                      ----------------------------------------
                                         -------------------------------------
                                         One of its Directors,
                                         by authorization of the Board


                                       /s/ Kenneth J. Widder
                                      ----------------------------------
                                          Kenneth J. Widder, M.D.


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